Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement
on Form S-8 ( File No. 333-       ) pertaining to the 2001 Stock Option Plan of
Scottish Annuity & Life Holdings, Ltd. (the Company) of our report dated February 26, 2002, with respect to the consolidated financial statements of World-Wide Holdings, Ltd.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 8, 2003